UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 5, 2008

Santa Fe Gold Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200 Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

(505) 255-4852
Registrant's Telephone Number, Including Area Code

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

THE SUMMARY OF ACQUISITION OF ASSETS SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE LEASE WITH OPTION TO PURCHASE EFFECTIVE AS OF SEPTEMBER 5, 2000, EXECUTED BY THE COMPANY IN CONNECTION WITH THE ACQUISITION.

Item 2.01	Completion of Acquisition or Disposition of Asset

On June 5, 2008, Santa Fe Gold Corporation (the “Company”) reached an out of court settlement (“Settlement”) with New Planet Copper Mining Company (“New Planet”) in connection with an action the Company commenced on March 21, 2007 in the Superior Court of the State of Arizona against New Planet, seeking to confirm that the Company’s lease on the Planet property, La Paz County, Arizona, remained in good standing. The company leased the Planet property in September 2000 from New Planet. The property consists of thirty-one patented mining claims totaling 523 acres.

Under terms of the Settlement, the pending litigation shall be dismissed with prejudice, with each party to bear its own costs and attorneys’ fees; New Planet agreed to acknowledge that the lease remains in good standing; and the Company agreed to exercise its purchase option under the lease.

Under the purchase option, the Company is committed to purchase the Planet property for a price of $250,000, consisting of a down payment of $50,000 payable at closing, to occur within 60 days, and four equal annual payments of principal in the amount of $50,000 plus interest at the rate of 10% per annum. The Company also is obligated to pay a 5% royalty on future production, if any, from the property.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description

99.1	Press release dated June 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Santa Fe Gold Corporation
(Registrant)

Date: June 10, 2008	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer

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